UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 5, 2016
TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	Tempur Sealy International, Inc.’s (the Company) annual meeting of stockholders was held on May 5, 2016.
(b)	The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth as below.

The stockholders elected all of the Company’s nominees for directors; ratified the appointment of Ernst and Young LLP as the Company’s independent auditor for the year ending December 31, 2016; and approved, on an advisory basis, the Compensation of Named Executive Officers. The tabulation of votes for each proposal is as follows:

(1)	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
EVELYN S. DILSAVER	54,483,715	423,418	4,575	3,029,447
JOHN A. HEIL	54,443,096	464,342	4,270	3,029,447
JON L. LUTHER	53,920,825	988,347	2,536	3,029,447
USMAN NABI	53,332,850	1,574,836	4,022	3,029,447
RICHARD W. NEU	54,097,468	809,870	4,370	3,029,447
SCOTT L. THOMPSON	54,142,597	764,662	4,449	3,029,447
ROBERT B TRUSSELL, JR	54,882,189	25,249	4,270	3,029,447

(2)	Ratification of Independent Auditors:

For	Against	Abstain	Broker Non-Votes
56,374,603	1,559,766	6,786	—

(3)	Advisory Vote to Approve the Compensation of Named Executive Officers as described in the Company’s 2016 proxy statement:

For	Against	Abstain	Broker Non-Votes
42,456,245	12,441,117	14,346	3,029,447

(c)
As reported in a prior Current Report on Form 8-K, more than a majority of shares voting at the 2011 annual meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes. The Company currently intends, in light of that vote, to hold future Say-on-Pay votes annually, until the next required vote on the frequency of Say-on-Pay votes under the rules of the Securities and Exchange Commission, which will be the 2017 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 9, 2016

Tempur Sealy International, Inc.

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President & Chief Financial Officer